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                                                                  Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of May 7, 1999 is made and entered into by and between WaterPur International, Inc., a Delaware corporation (the "Company"); and Duck Marine Systems Inc., a British Columbia corporation ("DMS"), with reference to the following:

      A. DMS is engaged in the business (the "Business") of designing manufacturing and selling rapid deployment floating pump systems.

      B. The Company wishes to purchase from DMS and DMS wishes to sell to the Company the Business together with substantially all of the assets, properties and operating contracts of DMS, subject to certain liabilities, upon the terms and conditions of this Agreement.

      C. Concurrently herewith, the Company is entering into a Share Exchange Agreement (the "ProSafe Agreement") with the shareholders (the "ProSafe Shareholders") of ProSafe Fire Training Systems Inc. ("ProSafe") pursuant to which the Company will purchase all of the capital stock of ProSafe (the "ProSafe Transaction").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

                                   DEFINITIONS

      When used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Accounts Receivable" shall mean all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by DMS or in which DMS has any interest, together with all guarantees, security agreements and rights and interests securing the same.

      "Assets" shall mean all of the Business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of DMS, which are owned by DMS or in which DMS has any interest (including the right to use). The Assets shall include, but not be limited to, the following:

            (a) the Inventories;

            (b) the Tangible Personal Property;

            (c) the Intangible Personal Property;

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            (d) the Prepaid Items;

            (e) the Licenses and Permits;

            (f) the Contracts and Other Agreements;

            (g) the Accounts Receivable;

            (h) the Cash and Cash Equivalents;

            (i) the Books and Records;

            (j) all rights of DMS under express or implied warranties from suppliers or contractors with respect to the Assets, to the extent assignable;

            (k) all of DMS' claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind;

            (l) all of DMS' rights to receive mail and other communications, other than those, if any;

            (m) all certifications and approvals from all certifying agencies issued to DMS and all of DMS' rights to all data and records held by certifying agencies;

            (n) all goodwill of the Business as a going concern; and

            (o) all other properties, tangible and intangible, not otherwise referred to above which are owned by DMS or in which it has any interest.

      "Books and Records" shall mean all books and records, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by DMS or in which DMS has any interest.

      "Cash and Cash Equivalents" shall mean all cash and cash equivalents, bank accounts, certificates of deposit, bankers' acceptances, government (or Agency) securities or other securities owned by DMS or in which DMS has any interest.

      "Intangible Personal Property" shall mean all intangible properties owned by DMS or in which DMS has any interest. The Intangible Personal Property shall include (i) the names "Duck" and "Fire" and all other registered and unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law and registered copyrights, all applications therefor and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts); and (v) all


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other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in the possession of third parties, but which are the property of DMS), and all drawings, records, books or other tangible media embodying the foregoing.

      "Inventories" shall mean all inventories, including, without limitation, inventories of raw materials, work in progress, storehouse stocks, materials, supplies, finished goods and consigned goods, owned by DMS or in which DMS has any interest (including the right to use), whether located on the premises of the Business, in transit to or from such premises, in storage facilities or otherwise.

      "Licenses and Permits" shall mean all licenses and permits issued to the Company or in which the Company has any interest (including the right to use).

      "Prepaid Items" shall mean all prepaid items (such as insurance deposits, municipal or local tax payments or deposits, utility deposits and the like), deferred charges, reserve accounts and other security and similar deposits owned by DMS or in which DMS has any interest.

      "Tangible Personal Property" shall mean all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by DMS or in which DMS has any interest (including the right to use), other than the Inventories and the Books and Records.

                         1. SALE AND PURCHASE OF ASSETS

      1.1 Assets to be Transferred. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Company and DMS herein set forth, at the Closing, DMS shall sell, transfer, convey, assign and deliver to the Company, by appropriate deeds, bills of sale, assignments and other instruments satisfactory to the Company and its counsel, and the Company shall purchase from DMS, all of the DMS' right, title and interest, as of the Closing, in and to the Assets.

      1.2 Title to Assets. The Assets shall be conveyed free and clear of all liabilities, obligations, liens or other encumbrances, excepting only those liabilities and obligations which are expressly to be assumed by the Company hereunder and those liens or other encumbrances securing the same which are specifically disclosed herein or expressly permitted by the terms hereof.

                          2. ASSUMPTION OF LIABILITIES

      2.1 Liabilities Assumed. As further consideration for the purchase and sale of the Assets, the Company shall, from and after the Closing, assume, perform, discharge and pay when due those obligations and liabilities of DMS relating to the Business which are specifically set forth in this Section 2.1, but only to the extent specifically set forth in this Section 2.1 and subject to any contrary provisions which may be contained in Section 2.2 hereof:


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            (a) all unpaid or unperformed obligations and liabilities of DMS under the written Contracts and other Agreements assigned to Purchaser hereunder arising after the Closing;

            (b) all unpaid or unperformed obligations and liabilities of the Company under the Licenses and Permits assigned to Purchaser hereunder arising after the Closing;

            (c) all trade payables and current liabilities of the Company existing as of the Closing, but only to the extent reflected on the face of the DMS Financial Statements (as hereinafter defined) or knowingly and intentionally incurred by DMS in the ordinary course of the Business after June 30, 1998 consistent with past practices and in conformity with DMS' representations, warranties and covenants contained in this Agreement and not as a result of any breach of contract, breach of warranty, tort or infringement of the rights of another by DMS;

            (d) all unpaid or unperformed wages, salaries, payroll taxes, sick pay, vacation pay, fringe benefits and other employee benefits accrued as of the Closing, but only to the extent reflected on the face of the DMS Financial Statements or knowingly and intentionally incurred by DMS in the ordinary course of the Business after June 30, 1998 consistent with past practices and in conformity with DMS' representations, warranties and covenants contained in this Agreement and not as a result of any breach of contract, breach of warranty, tort or infringement of the rights of another by DMS and the Company;

            (e) The performance of all warranty work, arising after the Closing but relating to products of DMS prior to the Closing;

            (f) to the extent not covered by insurance in effect for the benefit of DMS as of the Closing, all claims for real or personal injury or property damage which is caused by any defect in any product manufactured by DMS but sold by the Company after the Closing; and

      2.2 Liabilities Not Assumed. Except to the extent expressly assumed by the Company pursuant to Section 2.1, the Company shall not assume or be liable for any liabilities or obligations of DMS, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Closing or arising thereafter as a result of any act, omission or circumstance taking place prior to the Closing and any of DMS' liabilities or obligations which would not have existed had each of DMS' representations and warranties been true as of the date hereof and as of the Closing Date and had DMS complied with each of its covenants contained in this Agreement.

                   3. EXCHANGE OF THE SHARES AND CONSIDERATION

      3.1 Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the Assets to the Company, the Company shall, at the Closing, issue to DMS an aggregate of 218,833 shares (the "Company Shares") of the Series B Convertible Preferred Stock of the Company ("the "Preferred Stock") which, assuming conversion thereof immediately following the Closing, shall represent 40.49% of all issued and outstanding stock in the Company, computed on a fully diluted basis assuming the prior issuance of all the shares of Common Stock issuable upon conversion of the Company's Series A


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Preferred Stock, the exercise of presently outstanding warrants and options of the Company and the conversion of the Preferred Stock issued to the ProSafe Shareholders in the ProSafe Transaction. Attached hereto as Exhibit 3 is a copy of the Certificate of Designation of Preferences and Rights for the Preferred Stock.

      3.2 Closing. The Closing of the transactions contemplated by this Agreement shall take place at 11:00 a.m. (Los Angeles time) at the offices of Loeb & Loeb LLP, 1000 Wilshire Blvd., Los Angeles, CA 90017, or at such other time or place as may be mutually agreed upon, on or before May 7, 1999 (or on such other date as may be mutually agreed upon).

      3.3 Method of Closing. The method of closing shall require the parties to satisfy the conditions specified in Section 8.

                    4. REPRESENTATIONS AND WARRANTIES OF DMS

                  DMS hereby represents and warrants to the Company as follows:

      4.1 Organization.

            (a) DMS is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia. DMS has the power and authority to carry on its business as presently conducted; and DMS is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

            (b) The copies of the charter documents of DMS heretofore furnished to the Company are complete and correct copies thereof as amended and in effect on the date hereof.

      4.2 Capitalization

            (a) All of the issued and outstanding shares of DMS are duly authorized, validly issued, fully paid and nonassessable.

      4.3 Subsidiaries and Investments. DMS does not own any capital stock or has any interest in any corporation, partnership, or other form of business organization.

      4.4 Financial Statements. The unaudited balance sheet of DMS as of June 30, 1998 and unaudited statements of Loss and Deficit for the ten months ended June 30, 1998 and twelve months ended August 31, 1997 (the "DMS Financial Statements") (a) were prepared in accordance with the books and records of DMS;
(b) were prepared in accordance with generally accepted accounting principles consistently applied; and (c) are accurate and fairly present their respective financial condition and the results of operations as of the relevant dates thereof and for the entities and periods covered thereby.

      4.5 Absence of Material Changes. Since June 30, 1998, there has not been.


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            (a) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the DMS, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

            (b) any undisclosed redemption, purchase or other acquisition of any shares of the capital stock of DMS, or any issuance of any shares of capital stock or membership, as the case may be, or the granting, issuance or execution of any rights, warrants, options or commitments by DMS, as the case may be, relating to its authorized or issued capital stock or membership interests, as the case may be.

      4.6 Litigation. There is no litigation, proceeding, or investigation pending or threatened against DMS affecting any of its properties or assets, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of DMS or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

      4.7 Title to Assets. DMS has good and marketable title to all of the Assets, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the DMS Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

      4.8 Contracts and Undertakings. Except as set forth on Schedule 4.8 attached hereto, DMS does not have any contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively the "DMS Contracts") to which it is a party or to which it or its property is subject. Except as set forth on such Schedule 4.8 attached hereto, DMS is not in material default under any of the DMS Contracts and, to the knowledge of DMS, no other party to any DMS Contract to which DMS is a party is in default thereunder nor, to the knowledge of DMS, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such DMS Contract. As of the Closing, DMS will have obtained the consent of any party to any DMS Contract which requires such consent in connection with the assignment of such DMS Contract.

      4.9 Transactions with Affiliates, Directors and Shareholders. Except as set forth on Schedule 4.9 attached hereto, there are no contracts, agreements, arrangements or other transactions between DMS and any officer, director, member or stockholder of either of them, or any corporation or other entity owned or controlled, directly or indirectly, by any such officer, director, member of stockholder, a member of any such officer, director, member or stockholder's family, or any affiliate of any such officer, director, member or stockholder.

      4.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents of DMS or any agreement, contract or instrument to which it is a party or by which it or any of its respective assets are bound.

      4.11 Authority. DMS has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement


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and the consummation of the transactions contemplated hereby, have been duly authorized and approved by Fire and no other corporate or other proceedings on the part of DMS are necessary to authorize this Agreement and the transactions contemplated hereby.

      4.12 Compliance with Law. DMS has in all material respects complied with and it is now in all material respects in compliance with, all federal, state and local laws applicable to it

      4.13 Securities Laws. DMS understands that the Company Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Company Shares are exempt from the registration provisions of Section 5 of the Securities Act pursuant to
Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Company Shares may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing the Company Shares will bear a legend to that effect, substantially in the form set forth on Schedule 4.13 attached hereto. DMS is acquiring the Company Shares for investment purposes only and not with a view to distribution or resale thereof, except that the Company Shares may be distributed to the shareholders of DMS in complete liquidation of DMS provided that each such shareholder delivers to the Company a written representation substantially to the effect of this Section 4.13.

                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to DMS as follows:

      5.1 Organization

            (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

            (b) The copies of the Certificate of Incorporation of the Company, and the Bylaws of the Company heretofore furnished to DMS are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof.

      5.2 Capitalization of the Company. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $005 per share, of which 25,352,866 shares are presently, and will be immediately prior to the Closing, outstanding; and 10,000.000 shares of Preferred Stock, par value $.00001 per share, of which 7,900,004 shares of Series A Preferred Stock are outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and, at the Closing, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable. Except, as set forth on Schedule 5.2 attached hereto, there are no other outstanding shares of capital stock or other securities or other equity


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interests of the Company or options, warrants. or rights of any kind to acquire such stock, other securities or other equity interests. Except as set forth on
Schedule 5.2 attached hereto, there are no outstanding agreements which impose an obligation to file a registration statement or register any of the capital stock of the Company.

      5.3 Subsidiaries and Investments. Except as set forth on Schedule 5.3 attached hereto, the Company does not own any capital stock or have any interest in any corporation, partnership or other form of business organization.

      5.4 Financial Statements. The audited consolidated balance sheet of the Company as of September 30, 1997 and the consolidated statements of operations and cash flows for the year then ended and the unaudited consolidated balance sheet as of June 30, 1998 and the unaudited consolidated statements of operations and cash flow for the nine months then ended (the "Company Financial Statements") (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with generally accepted accounting principles consistently applied; and (c) are accurate and fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and for the period covered thereby.

      5.5 Absence of Material Changes. Except as set forth on Schedule 5.5 attached hereto, since June 30, 1998, there has not been:

            (a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

            (b) any redemption, purchase or other acquisition of any shares of the capital stock of Company, or any issuance of any shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Company relating to its authorized or issued capital stock.

      5.6 Litigation. Except as set forth on Schedule 5.6, there is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

      5.7 Title to Assets. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Company Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

      5.8 Contracts and Undertakings. Except as set forth on Schedule 5.8 attached hereto, the Company has no contracts, agreements, leases, licenses, arrangements, commitments or other undertakings (collectively, the "Company Contracts") to which the Company is a party

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or to which it or its property is subject. Except as disclosed in Schedule 5.8 the Company is not in material default, or alleged to be in material default, under any Company Contract and, to the knowledge of the Company, no other party to any Company Contract to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contract.

      5.9 Transactions with Affiliates, Directors and Shareholders. Except as set forth on Schedule 5.9 attached hereto, there are no contracts, agreements, arrangements or other transactions between the Company and any officer, director, or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

      5.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

      5.11 Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Shares in accordance with the terms hereof.

      5.12 Compliance with Law. The Company has in all material respects complied with and it is now in all material respects in compliance with, all Federal, State and local laws applicable to the Company. All outstanding securities have been, and, assuming the accuracy of the investment representations provided by the issuees to the Company pursuant to the provisions hereof, the Company Shares will be, issued in full compliance in all material respects with all state and federal securities laws. The securities filings of the Company contain no material misstatement or fail to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

      6. COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

      6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company and DMS as each party may request. In order that each party may have the full opportunity to do so, the Company, and DMS shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company and DMS, as the case may be, as each party or its representatives may reasonably request and cause the Company and DMS, as the case may be, and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination or original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

      6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated by this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

      6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, the Company and DMS shall (i) conduct its respective businesses in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of each party. Without the prior written consent of the Company or DMS, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

      6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

      6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

            7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

      All representations, warranties and covenants of the parties hereto contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect for a period of one year from the Closing.

                            8. CONDITIONS TO CLOSING

      8.1 Conditions to Obligation of DMS. The obligations of DMS under this Agreement shall be subject to each of the following conditions:

            (a) Representations and Warranties of Company to be True. The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

            (b) No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

            (c) Statutory Requirements. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

            (d) ProSafe Closing. The ProSafe Transaction shall be consummated concurrently with the Closing.

            (e) Certificate. The Company shall have delivered to DMS an officer's certificate in form and substance reasonably satisfactory to DMS, as to the satisfaction of the foregoing conditions.

      8.2 Conditions to Obligations of Company. The obligation of the Company under this Agreement shall be subject to the following conditions:

            (a) Representations and Warranties of DMS to be True. The representations and warranties of DMS herein contained shall be true in all material respects as of the Closing and shall have the same effect as though made at such time except as to effect of transactions, payments and liabilities incurred in the ordinary course of business since the date hereof. DMS shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

            (b) No Legal Proceedings. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

            (c) Statutory Requirements. All statutory requirements for the valid consummation by DMS of the transactions contemplated by this Agreement shall have been fulfilled. All authorization, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by DMS of the transactions contemplated by this Agreement shall have been obtained.

            (d) Certificate. DMS shall have delivered to the Company a certificate and officer's certificate, respectively, in form and substance reasonably satisfactory to the Company, as to the satisfaction of the foregoing conditions.

                              9. INDEMNIFICATION.

      9.1 Indemnification by DMS. Provided the Company's claim therefor is instituted by written notice within the time period specified in Section 5 hereof, DMS shall indemnify, defend and hold harmless and in all respects make whole the Company from and against any and all damages, judgments and payments ("Losses") which may be incurred or suffered by the Company or to which it may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of DMS contained in this Agreement. Notwithstanding the foregoing, DMS shall have no liability to the Company hereunder until such time as the aggregate amount of Losses exceed $25,000 (the "Basket") and then only for the amounts, if any, in excess thereof. Payment of the indemnity hereunder shall be made by the return to the Company of Company Shares valued at $7.20 per Share.

      9.2 Indemnification by the Company. Provided the claim therefor is instituted by written notice within the time period specified in Section 5 hereof, the Company shall indemnify, defend and hold harmless and in all respect make whole DMS from and against any Losses which may be incurred or suffered by any such party or to which any such party may be subject, which may arise out of or result from any breach of or exist in violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement. Notwithstanding the foregoing, the Company shall have no liability to DMS hereunder until such time as the aggregate amount of Losses exceed $25,000 and then only for the amounts in excess, if any, in excess thereof. Payment of the indemnity shall be made by the issuance by the Company of additional Company Shares valued at $7.20 per share.

      9.3 Computation of Losses. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 9.1 or 9.2 hereof, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recovered with respect to such matter and to any tax benefits attributable to such damage and actually derived therefrom in the same year or in a subsequent taxable period.

      9.4 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 9 or 9.1 hereof, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnify Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4 hereof.

      9.5 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party or that the Indemnifying Party does not have sufficient financial resources to fully defend the proceeding or to pay the claim or judgment, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                               10. MISCELLANEOUS

      10.1 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

      10.2 Expenses of Sale. Except as otherwise provided herein, each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim or commissions, finder's fees or other compensation in connection with the contemplated transactions which may be asserted by any person based on any agreement or arrangement for payment by the other party.

      10.3 Use and Confidentiality. All of the information, records, books, and data to which the parties are given access as set forth herein shall be used by the parties solely for the purpose of confirming the representations and warranties set forth herein. Subject to any obligation to comply with (i) any law (ii) any rule or regulation of any authority or securities exchange of (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about the other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, trustees, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by either party through its own independent investigations of the other party or received by such party from a third party not under any obligation to keep such information confidential nor to any information obtained by such party which is generally known to others engaged in the trade or business; and provided, further, that, from and after the Closing, such party shall be under no obligation to maintain confidential any such information concerning the other party. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

      10.4 Notices. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

                                   To DMS:

                              Fire International Research and Equipment, Inc. 6701 B Oldfield Road
                              Saanichton, B.C. V8M 2AL
                              Attention:  President
                              Tel:  (250) 652-4999
                              Fax:  (250) 652-7831



                              To the Company:

                              WaterPur International Inc.
                              c/o CTRA Conil - Masdache #11
                              35572 Tias, Lanzarote

                              Spain

                              Attn:  Amyn Dahya

                              With a copy to:

                              David L. Ficksman, Esq.
                              Loeb & Loeb LLP
                              1000 Wilshire Blvd., Suite 1800
                              Los Angeles, California 90017
                              Tel:  (213) 688-3698
                              Fax:  (213) 688-3460

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

      10.5 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto; provided, however, that no assignment or transfer by any party of this Agreement or its rights or obligations hereunder shall occur without the prior written consent of the other parties hereto.

      10.6 Entire Agreement, Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns.


      10.7 Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

      10.8 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

      10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      10.10 Governing Law. This Agreement shall be governed by the laws of the State of California.

      10.11 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                    WaterPur International, Inc.


                                    By:________________________________
                                       Name:    Amyn Dahya
                                       Title:   President


                                    Duck Marine Systems Inc.


                                    By:________________________________
                                       Name:
                                       Title:

                                  SCHEDULE 4.13

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED OR SOLD IN ANY TRANSACTION SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR APPLICABLE STATE LAW OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR APPLICABLE STATE LAW IS AVAILABLE.

                                  Schedule 4.8

                           Contracts and Undertakings

      None

                                  Schedule 4.9

            Transactions with Affiliates, Directors and Shareholders

      Employment contracts with President and Vice-president.

                                  Schedule 5.2

                        Outstanding Warrants and Options

      Amyn S. Dahya           1,000,000 @ $.10

      Sandro Kunzle           100,000 @ $.10

      Mehdi Nimjee            100,000 @ $.10

      Norm Whisenant          50,000 @ $.10

      Al-Karim Dahya          50,000 @ $.10

      Firdosh Datoo           50,000 @ $.10

      Warrants (September 1997 private placement)

            3,300,000 shares

      Warrants (April 1999 private placement)

            1,340,000 shares

      Shares issuable to former shareholders of Casmyn International Inc. - 200,000

                                  Schedule 5.3

                                  Subsidiaries

      Vector Ventures Corp. (VVC)         100% owned private Canadian entity

      Vector Vietnam Ltd. (VVL)           100% owned Vietnamese subsidiary

      STOX Systems Inc. (STOX)            100% owned Canadian entity

      Vector Manufacturing Corp.          100% owned US entity

      Vector India

                                  Schedule 5.5

                           Absence of Material Changes

      The Company's activities have been slowed down due to lack of financing and working capital. The Company is presently insolvent and unable to continue as a going concern.

                                  Schedule 5.6

                                   Litigation

      (a)   Douglas Hughes

      Amount:  $28,513.82
      Representing Attorney:  Craig I. Ihara, Esq., Reno, NV
      WaterPur Attorney:  Michael Morrison, Esq.

      (b)   Print Consultants Inc.

      Amount:  $20,000
      Representing Attorney:  Michael D. Rounds
      WaterPur Attorney:  Michael Morrison, Esq.

                                  Schedule 5.8

                            Contracts and Undertaking

      (a) 10 year contract with Amyn S. Dahya effective 1994

      (b) A letter of Agreement with Basm Resources Inc. for waste water treatment which was announced in summer of '98. This agreement has been cancelled. The cancellation has not been announced.

                                  Schedule 5.9

            Transactions with Affiliates, Directors and Shareholders

      The company has borrowed funds from Casmyn Corp. and the amounts have been disclosed in the Schedule of Liabilities previously provided.